UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 6

FORM 8-K/A

Amendment No. 3

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 2006

CHARYS HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-18292	54-2152284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415
ATLANTA, GEORGIA 30338
(Address of principal executive offices)

(678) 443-2300
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

This Current Report on Form 8-K/A is filed to report the financial statements and pro forma financial information required to be presented as a result of the completion of the acquisitions of Complete Tower Sources Inc. (“CTSI”) and Mitchell Site Acq, Inc. (“MSAI”) by Ayin Holding Company Inc. (“Ayin Holding”), a wholly-owned subsidiary of Charys Holding Company, Inc. (“Charys”).  The Stock Purchase Agreements between Ayin Holding and CTSI and MSAI were both dated June 20, 2006, and copies of such agreements were filed as exhibits to Charys’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2006.  Ayin Holding’s acquisitions of CTSI and MSAI were finalized on February 21, 2007, as reported in Charys’ Current Report on Form 8-K/A Amendment No. 5 filed with the SEC on March 6, 2007.

This Current Report on Form 8-K/A is also filed to report the financial statements and pro forma financial information required to be presented as a result of the completion of the acquisitions of Cotton Holdings 1, Inc., Cotton Commercial USA, L.P. and Cotton Restoration of Central Texas, LP (collectively, the “Cotton Companies”) by Charys.  The Stock and Limited Partnership Interest Purchase Agreements between Charys and the Cotton Companies was originally dated as of September 1, 2006, and a copy of such agreement was filed as an exhibit to Charys’ Current Report on Form 8-K filed with the SEC on September 15, 2006.  Through its wholly-owned subsidiary, C&B/Cotton Holdings, Inc., Charys finalized its acquisition of the Cotton Companies on March 1, 2007, as reported in Charys’ Current Report on Form 8-K/A Amendment No. 2 filed with the SEC on March 7, 2007.

(b)           Pro forma financial information.

Reference is made to Item 9.01(a) above.

(d)           Exhibits.

23.1                           Consent of Kolder, Champagne, Slaven & Company, LLC

23.2                           Consent of Melton & Melton, L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARYS HOLDING COMPANY, INC.

Date: April 30, 2007	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer

The following financial statements and pro forma financial information are for Complete Tower Sources Inc., Mitchell Site Acquisition, Inc. and Cotton Holdings 1, Inc. and Subsidiaries.

Audited Consolidated Financial Statements of Cotton Holdings 1, Inc. and Subsidiaries as of, and for the Years Ended, October 31, 2006 and 2005:
Independent Auditors’ Report	58
Consolidated Balance Sheet	59
Consolidated Statement of Income (Loss) and Retained Earnings	60
Consolidated Statement of Cash Flows	61
Notes to Consolidated Financial Statements	62

Unaudited Condensed Financial Statements of Cotton Company, Inc. and Subsidiaries as of, and for the Nine Months Ended, January 31, 2007 and 2006:
Condensed Balance Sheet	69
Condensed Statements of Income	70
Condensed Statements of Cash Flows	71
Notes to Interim Financial Statements (Unaudited)	72

The following Pro Forma Financial Statements reflect the acquisition of Complete Tower Sources Inc., Mitchell Site Acq, Inc. and Cotton Holdings 1, Inc. and Subsidiaries:

Unaudited Pro Forma Financial Information of Charys Holding Company, Inc. and Subsidiaries:
Pro Forma Combined Condensed Consolidated Balance Sheet as of January 31, 2007	74
Notes to Pro Forma Combined Condensed Balance Sheet	76
Pro Forma Combined Condensed Statements of Operations for the Nine Months Ended January 31, 2007	78
Notes to Pro Forma Combined Condensed Statement of Operations	79
Pro Forma Combined Condensed Statements of Operations for the Year Ended April 30, 2006	81
Notes to Pro Forma Combined Condensed Statement of Operations	82

COMPLETE TOWER SOURCES INC.
Financial Report
Year Ended December 31, 2005

The Stockholder and Board of Directors
Complete Tower Sources, Inc.
Carencro, Louisiana

We have audited the accompanying balance sheet of Complete Tower Sources, Inc. as of December 31, 2005, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Complete Tower Sources Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Complete Tower Sources, Inc as of December 31, 2005, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made primarily to form an opinion oil the basic financial statements, as stated in the preceding paragraph. The supplementary information contained on page 13 is presented for purposes of additional analysis and, although not required for a fair presentation of financial position, results of operations, and cash flows, was subjected to the audit procedures applied in the audit of the basic financial statements. In our opinion, the supplementary information is fairly presented in all material respects in relation to the basic financial statements taken as a whole.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
March 7, 2006

COMPLETE TOWER SOURCES, INC.
Balance Sheet
December 31, 2005

ASSETS
Current Assets:
Cash	$7,187,412
Contract receivables	10,607,526
Inventory	313,558
Prepaid expenses	6,029
Cost and estimated earnings in excess of billings on uncompleted contracts	2,235,166
Employee advances	49,676
Total current assets	20,399,367
Property and Equipment:
Leasehold improvement	312,673
Machinery and equipment	1,516,333
Vehicles	1,264,766
Furniture and office equipment	11,520
3,105,292
Less: accumulated depreciation	(633,401)
Property and equipment—net	2,471,891
TOTAL ASSETS	$22,871,258
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,857,081
Accrued wages	67,624
Accrued bonuses	7,482,093
Line of credit	2,179,329
Billings in excess of costs and estimated earnings on uncompleted contracts	930,959
Notes payable—current portion	214,290
Other	154,007
Total current liabilities	14,885,383

Long-term liabilities:
Notes payable	529,024
TOTAL LIABILITIES	$5,414,407

Stockholders’ Equity:
Common stock, $100 stated value per share, 10,000 shares Authorized, 100 shares issued and outstanding	10,000
Retained earnings	7,446,851
Total stockholders’ equity	7,456,851
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,871,258

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Statement of Income and Retained Earnings
For the Year Ended December 31, 2005

Contract revenue earned	$41,0612,853
Cost of revenues earned	20,012,582
Gross profit	20,049,271
General and administrative expenses	14,355,242
Net income before non-operating expenses	5,694,029
Non-operating expenses:
Loss on disposal of assets	43,909
Net income	5,650,120
Beginning retained earnings	2,883,901
Distribution to shareholder	(1,087,170)
Ending retained earnings	$7,446,851

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Statement of Cash Flows
For the Year Ended December 31, 2005

Cash Flows From Operating Activities:
Net Income	$5,650,120
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	456,422
Changes in current assets and liabilities:
Contract receivable	(2,286,699)
Inventory	(102,916)
Prepaid expenses	(6,029)
Cost and estimated earnings in excess of billings on uncompleted contracts	(1,537,686)
Employee advances	6,096
Accounts payable	(1,987,381)
Accrued wages	(1,044,375)
Billings in excess of costs and estimated earnings on uncompleted contracts	(287,682)
Other liabilities	(45,856)
Net cash provided by operating activities	6,296,107
Cash Flows Used for Investing Activities:
Purchase of property and equipment	(1,163,701)
Cash Flows From (Used) For Financing Activities:
Net increase in notes payable	116,242
Net increase in line of credit	1,500,000
Net decrease due to shareholder	(442,489)
Distributions to stockholder	(1,087,170)
Net cash flows used by financing activities	(13,417)
Increase in cash	5,118,989
Cash, beginning of year	2,068,423
Cash, end of year	$7,187,412
Supplemental information:
Interest paid	$123,232

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements

1)                                      Organization and Business Activity

Complete Tower Sources, Inc. (the “Company”) was incorporated in the State of Louisiana in January 2003. The Company is engaged in a single industry-the construction and installation of communication towers principally in the state of Louisiana. These projects normally are performed under fixed-price contracts. The length of contracts vary but is typically between three months and six months.

2)                                      Summary of Significant Accounting Policies

A.                                   Revenue and Cost Recognition

The Company recognizes revenues from fixed-priced and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating cost, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, “Cost and estimated earnings in excess of billings on uncompleted contracts,” represent revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represent billings in excess of revenues recognized.

B.                                     Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers.

C.                                     Inventory—Parts and Equipment

Parts inventories are stated at the lower of cost or market determined on the first-in, first-out basis. Inventories of equipment in process of construction are valued based upon the costs incurred to construct the equipment. The costs include labor, materials and allocable overhead.

D.                                    Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

E.                                      Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

F.                                      Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

G.                                     Income Taxes

For income tax purposes, the Company has elected to be taxed as an S Corporation under Section 1362 of the Internal Revenue Code. Accordingly, there is no provision for income taxes as the income, losses and credits are passed through to the shareholder.

H.                                    Advertising

The Company charges the costs of advertising to expense as incurred.

3)                                      Contract Receivables

Contract receivables consist of:
Billed—
Completed contracts	$9,192,870
Contracts in progress	1,414,656
10,607,526
Less allowance for doubtful amounts	—
$10,607,526

Receivables from Cingular Wireless ($2,459,515), NSORO ($3,404,848), and Louisiana Tower Development Company, LLC ($3,015,363) represent over 20% of total contract receivables.

4)                                      Uncompleted Contracts

Cost, estimated earnings, and billings on uncompleted contracts are summarized as follows:

Cost incurred on uncompleted contracts	$2,832,407
Estimated earnings	2,214,048
5,046,455
Billings to date	(3,742,248)
$1,304,207

Included in the accompanying balance sheet under the following captions:

Cost and estimated earnings in excess of billings on uncompleted contracts	$2,235,166
Billings in excess of costs and estimated earnings on uncompleted contracts	(930,959)
$1,304,207

5)                                      Backlog

As of December 31, 2005 the Company had no work to be performed from contractual agreements on which work had not yet begun.

6)                                      Line of Credit

The Company maintains a $2,300,000 secured bank line of credit originally dated February 5, 2003. The line has a one-year term, plus extensions, and includes a due on demand feature. The interest which accrues at a rate of .50 percentage points over an index which is the prime rate of interest established by the bank as its prime lending rate which was 7.25 % at December 31, 2005. and is payable monthly. As security on the loan all corporate assets are pledged and a personal guarantee extended by the Company’s sole shareholder.

7)                                      Notes Payable

As of December 31, 2005 notes payable consisted of the following:
Note payable to Citicapital due 11/22/09; payable monthly; interest at 5.25%; secured by equipment with a book value of $124,067 at December 31, 2005	$117,615
Note payable to Whitney National Bank due 7/15/09; payable monthly; interest at 6.0%; secured by 2005 Kenworth truck with a book value of $78,566 at December 31, 2005	60,450
Note payable to Whitney National Bank due 2/28/07; payable monthly; interest at 5.35%; secured by Kobel Blade Runner with a book value of $62,077 at December 31, 2005	43,523
Note payable to Ford Credit due 12/8/09; payable monthly; interest at 7.1%; secured by 2005 Ford F-350 Truck with a book value of $32,536 at December 31, 2005	33,788
Note payable to Ford Credit due 5/28/09; payable monthly; interest at 6.7%; secured by 2004 Ford F-450 Truck with a book value of $29,572 at December 31, 2005	31,185
Note payable to Ford Credit due 10/3/09; payable monthly; interest at 9.64%; secured by 2003 Ford F-250 Truck with a book value of $23,950 at December 31, 2005	25,253
Note payable to Hibernia National Bank due 11/11/08; payable monthly; interest at 4.9%; secured by 2003 Dodge 3500 Truck with a book value of $17,708 at December 31, 2005	18,733

Note payable to Hibernia National Bank due 12/11/08; payable monthly; interest at 4.89%; secured by 2003 Dodge 3500 Truck with a book value of $17,475 at December 31, 2005	18,458
Note payable to Citicapital due 8/15/06; payable monthly; interest at 7.5%; secured by 1998 CLM Skytrac Equipment with a book value of $18,176 at December 31, 2005	7,510
Note payable to Chrysler Financial due 3/1/08; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $14,371 at December 31, 2005	12,291
Note payable to Ford Motor Credit due 12/17/09; payable monthly; interest at 7.9%; secured by 2005 Ford F-350 Truck with a book value of $32,933 at December 31, 2005	33,191
Note payable to Ford Motor Credit due 4/7/09; payable monthly; interest at 1.9%; secured by Ford F-250 King Ranch Truck with a book value of $42,865 at December 31, 2005	41,269
Note payable to John Deere Credit due 5/20/08; payable monthly; non-interest bearing; secured by 2004 John Deere Tractor with a book value of $17,007 at December 31, 2005	14,430
Note payable to Ford Motor Credit due 7/10/10; payable monthly; interest at 4.9%; secured by 2006 Ford F-350 Truck with a book value of $32,982 at December 31, 2005	33,246
Note payable to Kubota Credit due 10/27/08; payable monthly; non-interest bearing; secured by 2005 Kubota with a book value of $42,023 at December 31, 2005	36,680
Note payable to Ford Motor Credit due 12/9/10; payable monthly; interest at 8.0%; secured by 2006 Ford F-450 Truck with a book value of $40,422 at December 31, 2005	28,828
Note payable to Chrysler Financial due 12/22/10; payable monthly; interest at 8.9%; secured by 2006 Dodge Truck with a book value of $35,373 at December 31, 2005	25,972
Note payable to Whitney Bank due 10/1/10; payable monthly; Interest at 7.6%; secured by 2005 Ford F-450 Truck with a book value of $39,415 at December 31, 2005	32,342
Note payable to Whitney Bank due 10/1/10; payable monthly; interest at 7.0%; secured by Kenworth with a book value of $100,700 at December 31, 2005	104,475
Note payable to Chrysler Financial due 3/1/08; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $14,285 at December 31, 2005	12,687
Note payable to Ford Credit due 4/15/08; payable monthly; non-interest bearing; secured by 2003 Ford F-150 Truck with a book value of $11,011 at December 31, 2005	11,388
Total notes payable	$743,314
Less: current maturities included in current liabilities	214,290
Maturities included in long-term liabilities	$529,024

Maturities of long-term debt are as follows:

Year Ended December 31	Total
2006	$214,290
2007	189,553
2008	169,328
2009	122,532
2010	47,611
$743,314

8)                                      Management and Shareholder Bonus Plan

The Company has a key employee bonus retention and loyalty agreement to pay certain employees a bonus based on employee performance and Company profits. The Company also provides a distribution to the sole shareholder for income tax planning and payment purposes.

9)                                      Concentration of Credit Risk

The Company maintains cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At times the bank balances may be in excess of the FDIC limit. The Company’s uninsured cash balance at December 31, 2005 was $1,845,612.

10)                                Major Customers and Suppliers

Revenue from customers for the year ended December 31, 2005, which amount to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Cingular Wireless	6,415,910	15.68%
Louisiana Tower Development Co., LLC	9,214,786	22.52%
NSORO, LLC	19,125,030	46.74%

Purchases for the year ended December 31, 2005 included purchases from one major supplier that individually accounted for 11% of the supplies and materials used by the Company. The Company’s accounts payable to this vendor was $1,030,828 as of December 31, 2005. Management believes no risk is present under this arrangement due to other suppliers being readily available.

11)                                Related Party Transactions

The spouse of Lori Mitchell, the sole shareholder of the Complete Tower Sources, Inc., is the sole stockholder of Mitchell Site Acquisition, Inc. Mitchell Site Acquisition, Inc. billed Complete Tower Sources, Inc. $1,770,857 for tower site acquisition services during the year 2005. At December 31, 2005, $873,407 of the total amount billed was included in accounts payable.

12)                                Employee Benefit Plans

The Company adopted a 401(k) profit sharing plan in September 2005 which covers substantially all of its employees meeting minimum age and service requirements. The plan provides for elective contributions by employees up to the maximum limit allowed by tax regulations. Under the terms of the plan, the company contributes fifty cents per dollar contributed by the employee up to 3% of total salary. For the year ended December 31, 2005, the Company matched participant’s contributions in the amount of $14,359.

The Company also provides health insurance to employees. The company pays one hundred percent of the employee’s health insurance premium. For the year ended December 31, 2005, the Company paid $209,907 for employee health insurance.

13)                                Risk Management

The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions and natural disasters for which the Company carries commercial insurance. There have been no significant reductions in coverage from the prior year and settlements have not exceeded coverage in the past years.

14)                                Subsequent Event

The Company’s shareholder is negotiating a sale of the Company’s stock with a third party. The transaction is expected to be completed in March or April 2006.

SUPPLEMENTAL INFORMATION

COMPLETE TOWER SOURCES, INC.
Schedule of General and Administrative Expenses
For the Year Ended December 31, 2005

General and Administrative Expenses:
Advertising	$47,225
Auto Expenses	768,491
Per diem	269,431
Entertainment	19,065
Insurance	666,210
Office expense	49,620
Postage & Freight	9,010
Bank charges	3,531
Salaries	2,837,753
Salaries—bonuses	8,023,558
Payroll taxes	387,628
Employee benefits	244,838
Professional fees	40,537
Small tools & supplies	149,587
Safety supplies & equipment	40,170
Rent	67,500
Repairs and maintenance	32,948
Depreciation	456,422
Licenses & permits	13,124
Interest	141,903
Dues & subscriptions	1,187
Training & education	22,360
Utilities and telephone	63,144
Total general and administrative expenses	$14,355,242

COMPLETE TOWER SOURCES, INC.

Financial Report

Year Ended December 31, 2004

The Stockholder and Board of Directors
Complete Tower Sources, Inc.
Carencro, Louisiana

We have audited the accompanying balance sheet of Complete Tower Sources, Inc. as of December 31, 2004, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Complete Tower Sources Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Complete Tower Sources, Inc. as of December 31, 2004, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made primarily to form an opinion on the basic financial statements, as stated in the preceding paragraph. The supplementary information contained on page 12 is presented for purposes of additional analysis and, although not required for a fair presentation of financial position, results of operations, and cash flows, was subjected to the audit procedures applied in the audit of the basic financial statements. In our opinion, the supplementary information is fairly presented in all material respects in relation to the basic financial statements taken as a whole.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
May 9, 2005

COMPLETE TOWER SOURCES, INC.
Balance Sheet
December 31, 2004

ASSETS

Current Assets:
Cash	$2,068,423
Contract receivables	8,320,827
Inventory	210,642
Cost and estimated earnings in excess of billings on uncompleted contracts	697,480
Employee advances	55,772
Total current assets	$11,353,144
Property and Equipment:
Leasehold improvement	20,810
Machinery and equipment	1,125,938
Vehicles	948,632
Furniture and office equipment	9,856
2,105,236
Less: accumulated depreciation	(340,624)
Property and equipment—net	1,764,612
TOTAL ASSETS	$13,117,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,844,462
Accrued wages	1,111,999
Line of credit	779,329
Billings in excess of costs and estimated earnings on uncompleted contracts	1,218,641
Notes payable—current portion	202,375
Other	199,864
Total current liabilities	$9,356,670
Long-term liabilities:
Notes payable	424,696
Due to shareholder	442,489
Total long-term liabilities	867,185
TOTAL LIABILITIES	$10,223,855
Stockholders’ Equity:
Capital stock, $100 stated value per share, 10,000 shares Authorized, 100 shares issued and outstanding	10,000
Retained earnings	2,883,901
Total stockholders’ equity	2,883,901
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,117,756

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Statement of Income and Retained Earnings
For the Year Ended December 31, 2004

Contract revenue earned	$22,791,902
Cost of revenues earned	16,046,184
Gross profit	6,745,718
General and administrative expenses	4,932,992
Net Income	1,812,726
Beginning retained earnings	1,466,175
Distribution to shareholder	(395,000)
Ending retained earnings	$2,883,901

COMPLETE TOWER SOURCES, INC.
Statement of Cash Flows
For the Year Ended December 31, 2004

Cash Flows From Operating Activities:
Net Income	$1,812,726
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	262,047
Changes in current assets and liabilities:
Contract receivable	(5,178,954)
Inventory	(146,797)
Cost and estimated earnings in excess of billings on uncompleted contracts	(6,971)
Employee advances	(39,447)
Accounts payable	4,076,464
Accrued wages	994,102
Billings in excess of costs and estimated earnings on uncompleted contracts	1,106,784
Other liabilities	107,290
Net cash provided by operating activities	2,987,424
Cash Flows Used for Investing Activities:
Purchase of property and equipment	(1,333,229)
Cash Flows From (Used) For Financing Activities:
Net increase in notes payable	356,751
Net decrease in line of credit	(300,000)
Distributions to stockholder	(395,000)
Net cash flows used by financing activities	(338,249)
Increase in cash	1,315,946
Cash, beginning of year	752,477
Cash, end of year	$2,068,423
Supplemental information:
Interest paid	$82,666

The accompanying notes are an integral part of these financial statements.

COMPLETE TOWER SOURCES, INC.
Notes to Financial Statements

1)                                      Organization and Business Activity

Complete Tower Sources, Inc. (the “Company”) was incorporated in the State of Louisiana in January 2003. The Company is engaged in a single industry-the construction and installation of communication towers principally in the state of Louisiana. These projects normally are performed under fixed-price contracts. The length of contracts vary but is typically between three months and six months.

2)                                      Summary of Significant Accounting Policies

A.                                   Revenue and Cost Recognition

The Company recognizes revenues from fixed-priced and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating cost, it is at least reasonably possible that the estimates used will change within the near term.

Contact costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expenses incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, “Cost and estimated earnings in excess of billings on uncompleted contacts,” represent revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represent billings in excess of revenues recognized.

B.                                     Contract Receivables

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers.

C.                                     Inventory—Parts and Equipment

Parts inventories are stated at the lower of cost or market determined on the first-in, first-out basis. Inventories of equipment in process of construction are valued based upon the costs incurred to construct the equipment. The costs include labor, materials and allocable overhead.

D.                                    Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

E.                                      Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

F.                                      Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

G.                                     Income Taxes

For income tax purposes, the Company has elected to be taxed as an S Corporation under Section 1362 of the Internal Revenue Code. Accordingly, there is no provision for income taxes as the income, losses and credits are passed through to the shareholder.

H.                                    Advertising

The Company charges the costs of advertising to expense as incurred.

3)                                      Contract Receivables

Contract receivables consist of:
Billed - Completed contracts	$3,077,969
Contracts in progress	5,242,858
Less allowance for doubtful amounts	—
$8,320,827

Receivables from Cingular Wireless ($2,650,991), and Louisiana Tower Development Company, LLC ($4,691,856) represent over 20% of total contract receivables.

4)                                      Uncompleted Contracts

Cost, estimated earnings, and billings on uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts	$3,524,518
Estimated earnings	810,639
4,335,157
Billings to date	(4,856,318)
$(521,161)

Included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$697,480
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,218,641)
$(521,161)

5)                                      Backlog

As of December 31, 2004 the Company had $496,352 of work to be performed from contractual agreements on which work had not yet begun.

6)                                      Line of Credit

The Company maintains an $800,000 secured bank line of credit dated February 5, 2003. The line has a one-year term, plus extensions, and includes a due on demand feature. The interest, which accrues at a rate of .50 percentage points over an index which is the prime rate of interest established by the bank as its prime lending rate which was 5.25 % at December 31, 2004, and is payable monthly. As security on the loan all corporate assets are pledged and a personal guarantee extended by the Company’s sole shareholder.

7)                                      Long-Term Debt

As of December 31, 2004 long-term debt consisted of the following:

Note payable to Citicapital due 11/22/09; payable monthly; interest at 5.25%; secured by equipment with a book value of $155,744 at December 31, 2004	$141,289
Note payable to Whitney National Bank due 7/15/09; payable monthly; interest at 6.0%; secured by 2005 Kenworth truck with a book value of $100,491 at December 31, 2004	75,105
Note payable to Whitney National Bank due 2/28/07; payable monthly; interest at 5.35%; secured by Kobel Blade Runner with a book value of $82,210 at December 31, 2004	73,660
Note payable to GMAC due 12/31/05; payable monthly; non-interest bearing; secured by four 2003 Chevy 3500 Trucks with a book value of $112,328 at December 31, 2004	63,074
Note payable to Ford Credit due 12/8/09; payable monthly; interest at 7.1%; secured by 2005 Ford F-350 Truck with a book value of $40,843 at December 31, 2004	41,536
Note payable to Ford Credit due 5/28/09; payable monthly; Interest at 6.7%; secured by 2004 Ford F-450 Truck with a book value of $38,444 at December 31, 2004	39,264
Note payable to Ford Credit due 5/11/09; payable monthly; interest at 5.68%; secured by 2004 Ford F-250 Truck with a book value of $40,099 at December 31, 2004	38,752
Note payable to Ford Credit due 10/3/09; payable monthly; interest at 9.64%; secured by 2003 Ford F-250 Truck with a book value of $30,197 at December 31, 2004	30,007

Note payable to Hibernia National Bank due 11/11/08; payable monthly; interest at 4.9%; secured by 2003 Dodge 3500 Truck with a book value of $23,958 at December 31, 2004	25,153
Note payable to Hibernia National Bank due 12/11/08; payable monthly; interest at 4.89%; secured by 2003 Dodge 3500 Truck with a book value of $23,643 at December 31, 2004	24,809
Note payable to Citicapital due 8/15/06; payable monthly; interest at 7.5%; secured by 1998 CLM Skytrac Equipment with a book value of $24,992 at December 31, 2004	21,377
Note payable to Chrysler Financial due 3/1/08; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $18,909 at December 31, 2004	18,437
Note payable to Chrysler Financial due 3/1/09; payable monthly; non-interest bearing; secured by 2004 Dodge 1500 Truck with a book value of $18,797 at December 31, 2004	18,327
Note payable to Ford Motor Credit due 4/15/08; payable monthly; non-interest bearing; secured by 2003 Ford F-150 Truck with a book value of $15,905 at December 31, 2004	16,281
Total notes payable	$627,071
Less: current maturities included in current liabilities	202,375
Maturities included in long-term liabilities	$424,696

Maturities of long term-debt are as follows:

Year Ended December 31	Total
2005	$202,375
2006	147,529
2007	113,164
2008	100,474
2009	63,529
$627,071

8)                                      Accrued Wages

Included in accrued wages is a bonus in the amount of $999,999 for the vice president of operations.

9)                                      Due to Shareholder

As of December 31, 2004 the Company owes the sole shareholder $442,489. The balance accrues interest at the rate of 6%. The outstanding balance is not expected to be repaid within one year.

10)                                Concentration of Credit Risk

The Company maintains cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (EDIC) up to $100,000. At times the bank balances may be in excess of the EDIC limit.

11)                                Major Customers and Suppliers

Revenue from customers for the year ended December 31, 2004, which amount to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Bechtel Communications	5,501,332	24.14%
Cingular Wireless	6,782,722	29.76%
Louisiana Tower Development Co., LLC	6,822,634	29.93%
NSORO, LLC	2,306,338	10.12%

Purchases for the year ended December 31, 2004 included purchases from one major supplier that individually accounted for 29% of the supplies and materials used by the Company. The Company’s accounts payable to this vendor was $639,421 as of December 31, 2004. Management believes no risk is present under this arrangement due to other suppliers being readily available

12)                                Related Party Transactions

The spouse of Lori Mitchell, the sole shareholder of the Complete Tower Sources, Inc., is the sole stockholder of Mitchell Site Acq, Inc. Mitchell Site Acq, Inc. billed Complete Tower Sources, Inc. $441,010 for tower site acquisition services during the year 2004.

The Company has a contract with a company solely owned by the vice president of operations for consulting services. The Company has charged to operations and included in accounts payable $1,000,000 in consulting fees to this company at December 31, 2004.

COMPLETE TOWER SOURCES, INC.
Schedule of General and Administrative Expenses
For the Year Ended December 31, 2004

General and Administrative Expenses:
Advertising	$46,900
Auto Expenses	301,515
Per diem	349,781
Travel	903
Entertainment	12,274
Insurance	696,410
Office expense	56,068
Postage & Freight	43,364
Bank charges	1,422
Salaries	2,228,189
Payroll taxes	279,195
Employee benefits	154,860
Professional Fees	16,169
Small tools & supplies	100,788
Safety supplies & equipment	43,838
Rent	84,500
Repairs and maintenance	67,743
Depreciation	262,047
Licenses & permits	12,245
Interest	101,337
Commissions	2,872
Dues & subscriptions	595
Training & education	13,950
Utilities and telephone	56,027
Total general and administrative expense	$4,932,992

Complete Tower Sources, Inc.
Condensed Financial Statements
Nine Months Ended January 31, 2007 and 2006
(Unaudited)

Complete Tower Sources, Inc.
Condensed Balance Sheet
(Unaudited)

	At January 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$5,938,814	$7,326,174
Accounts receivables, net of allowance for doubtful accounts	10,586,289	10,970,345
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	916,373	6,029
Prepaid expenses	—	—
Other current assets	467,423	1,349,518
Total current assets	17,908,899	19,652,065
Property and equipment, net of accumulated depreciation and amortization	2,527,190	2,475,445
Other assets	—	—
TOTAL ASSETS	$20,436,089	$22,127,511
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,361,946	$11,314,151
Accrued expenses	—	—
Accrued acquisition costs	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	62,500	—
Deferred revenue	—	—
Short-term borrowings:	—	—
Current portion of long-term debt	—	—
Total current liabilities	$2,424,446	11,314,151
Long-term debt	2,876,574	2,999,029
TOTAL LIABILITIES	5,301,020	14,313,180
Stockholders’ Equity:
Preferred stock	10,000	10,000
Common stock	—	—
Additional paid-in capital	15,125,097	7,804,331
Total stockholders’ equity	15,135,087	7,814,331
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,436,107	$22,127,511

Complete Tower Sources, Inc.
Condensed Statements of Income
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Net revenues	$32,597,052	$35,227,377
Cost of revenues	21,281,550	26,667,304
Gross profit	11,315,501	8,560,073
Operating expense:
General and administrative	2,178,360	2,222,338
Depreciation and amortization	432,933	342,542
Total operating expenses	2,611,293	2,564,881
Income (loss) from operations	8,704,208	5,995,193
Other income (expense):
Interest expense	182,664	124,221
Gain on sale of property and equipment, net	992	46,313
Other income, net	0	0
Total other (expense) income	183,657	170,535
Net (loss) earnings	$8,520,552	$5,824,658

Complete Tower Sources, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Cash Flows From Operating Activities:
Net (loss) earnings	$8,520,552	$5,824,658
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	432,933	342,542
Net change in current assets and liabilities	(3,469,283)	1,728,994
Net cash provided by (used in) operating activities	5,484,201	7,896,194
Cash Flows From Investing Activities:
Sale (Acquisition) of property and equipment	(408,976)	(659,507)
Net cash used in investing activities	(408,976)	(659,507)
Cash Flows From Financing Activities:
Net proceeds (repayments) on long-term debt:	(112,774)	1,128,778
	(1,165,542)	(187,745)
Net cash provided by financing activities	(1,278,316)	941,033
Net increase (decrease) in cash	3,796,910	8,177,720
Cash and cash equivalents, beginning of period	2,141,905	(851,546)
Cash and cash equivalents, end of period	$5,938,814	$7,326,174

Notes to Interim Financial Statements (Unaudited)

1.                                       Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Complete Tower Sources Inc. (“CTSI”) for the nine months ended January 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2006. Operating results for the nine months ended January 31, 2007 are not necessarily indicative of the results of the Company that may be expected in future periods.

MITCHELL SITE ACQUISITION, INC.
Financial Report
Year Ended December 31, 2005

The Stockholder
Mitchell Site Acquisition, Inc.
Lafayette, Louisiana

We have audited the accompanying balance sheet of Mitchell Site Acquisition, Inc. as of December 31, 2005, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Mitchell Site Acquisition, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mitchell Site Acquisition, Inc. as of December 31, 2005, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
March 7, 2006

MITCHELL SITE ACQUISITION, INC.
Balance Sheet
December 31, 2005

ASSETS
Current Assets:
Cash	$842,077
Investments	24,984
Accounts Receivable	1,506,829
Advances	17,500
Prepaid expenses	3,370
Total current assets	$2,394,760
Property and Equipment:
Office equipment and furniture	54,488
Vehicles	109,767
164,255
Less: accumulated depreciation	(41,609)
Property and equipment—net	122,646
TOTAL ASSETS	$2,517,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$268,292
Payroll taxes payable	245,387
Income Taxes payable	92,319
Deferred income taxes	13,800
Customer deposits	480,000
Interest payable	30,902
Current portion of notes payable	6,261
Total current liabilities	1,136,961
Long-term liabilities:
Due to owner	750,000
Notes payable	26,335
Deferred income taxes	57,700
Total long-term liabilities	834,035
TOTAL LIABILITIES	1,970,996
Stockholders’ Equity:
Capital stock, no par—1,000 shares authorized	34,441
Retained earnings	511,969
Total stockholders’ equity	546,410
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,517,406

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Income
For the Year Ended December 31, 2005

Operating Revenues:
Consulting income	$8,636,399
Operating Expenses:
Advertising	5,131
Auto expenses	6,468
Contract labor	2,157,320
Travel and entertainment	18,180
Meals	11,911
Insurance	18,686
Office Expense	17,393
Postage & freight	6,976
Bank charges	4,440
Officer salary	4,200,000
Employee salary	1,700,000
Professional fees	24,393
Site fees	201,732
Rent	25,215
Repairs and maintenance	21,808
Depreciation	29,669
Gifts	904
Dues & subscriptions	453
Tax expense	83,384
Charity	250
Licenses & permits	50
Utilities & telephone	15,945
Total operating expenses	8,550,308
Net income (loss) from operations	86,091
Other Income (Expense):
Interest Income	59,892
Interest Expense	(38,187)
Miscellaneous	795
Loss on disposal of fixed assets	(277)
Total other income	22,223
Net income before income taxes	108,314
Income tax expense	31,828
Net Income	$76,486

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2005

	Common Stock	Retained Earnings	Total Stockholders’ Equity
Balance, December 31, 2004	$34,441	$562,324	$596,765
Adjustment made to retained earnings for 2004	—	(126,841)	(126,841)
Net Income	76,486	76,486	—
Distribution to stockholders	—	—	—
Balance, December 31, 2005	$34,441	$511,969	$546,410

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Cash Flows
For the Year Ended December 31, 2005

Cash Flows Provided By (Used In) Operating Activities:
Net Income	$76,486
Adjustments to reconcile net income to net cash used in operating activities:
Deferred income tax benefit	(13,373)
Depreciation	29,669
Loss on disposal of assets	277
Changes in current assets and liabilities:
Accounts receivables	(1,477,378)
Due from stockholder	—
Advances	250,000
Investments	(10,181)
Prepaid expenses	15,205
Accounts payable	179,831
Due to employee	(8,538)
Other accrued expenses	76,139
Income taxes payable	32,568
Customer deposits	480,000
Net cash flows used in operating activities	(369,295)
Cash Flows Provided By (Used In) Investing Activities:
Purchase of property and equipment	(65,177)
Insurance reimbursement for casualty loss	33,947
Net cash flows used in investing activities	(31,230)
Cash Flows Provided By (Used In) Financing Activities:
Proceeds from note payable to owner	750,000
Net increase in notes payable	20,588
Net cash flows provided by financing activities	770,588
Increase in cash	370,063
Cash, beginning of year	472,014
Cash, end of year	$842,077
Supplemental information:
Income taxes paid	$1,712
Interest paid	$7,285

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Notes to Financial Statements

1.                                       Organization and Business Activity

Mitchell Site Acquisition, Inc. (the “Company”) was incorporated in the State of Louisiana in August 1998. The Company is engaged in a single industry-site acquisition, zoning, permitting, and project management in the telecommunications industry principally in the state of Louisiana

2.                                       Summary of Significant Accounting Policies

A.                                   Accounts Receivable

Receivables are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis, although receivables do not bear interest, a finance charge may be applied to such receivables that are past due. Receivables are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. At December 31, 2005 no allowance for uncollectible accounts was considered necessary. One company, Complete Tower Sources, Inc., made up 69% of the Company’s receivables as of December 31, 2005.

B.                                     Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

C.                                     Cash and Cash Equivalents

All cash and cash equivalents which include investments with original maturities of three months or less are considered cash and cash equivalents for purposes of the statement of cash flows.

D.            Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

E.                                      Advertising

The Company charges the costs of nondirect-response advertising to expense as incurred.

F.                                      Concentration of Credit Risk

The Company maintains two cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. As of December 31, 2005 the Company exceeded the FDIC limit by $1,728,437.

G.                                     Income Taxes

The provision for income taxes is comprised of current and deferred components. The current component represents the amount of federal and state income taxes that are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company’s taxable income as reported in its income tax returns.

Deferred income taxes are provided for the temporary differences between the carrying values of the Company’s assets and liabilities for financial reporting purposes and their corresponding income tax basis. These temporary differences are attributable to depreciation and the change from cash basis to accrual for income tax purposes. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes.

3.                                       Long-term Debt

Ford Motor Credit, $33,447 note dated September 14, 2005, maturity date September 23, 2010, monthly payments of $677 including interest of 7.95%, secured by 2005 F-150	$32,596
Less: current maturities included in current liabilities	6,251
Maturities included in long-term liabilities	$26,335

Maturities of long-term debt are as follows:

Year Ended December 31	Total
2006	$6,261
2007	6,276
2008	6,794
2009	7,354
2010	5,911
Total	$32,596

4.                                       Major Customers

Revenue from customers for the year ended December 31, 2005, which amounts to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Karne Manfre Roth / Cingular Wireless	$3,651,396	43.42%
Wayne Kent / Cingular Wireless	1,438,778	17.11%
Complete Tower Sources, Inc.	1,770,857	21.06%

5.                                       Related Party Transactions

At December 31, 2005, the Company’s related parties, along with a description of their relationship to the Company, is as follows: Matthew Mitchell, 100% owner of the Company; Lori Mitchell, spouse of Matthew Mitchell; Complete Tower Sources, Inc., 100% owned by Lon Mitchell; and CSF, LLC, 100% owned by Matthew Mitchell.

At December 31, 2005 the related party transaction are as follows:

Salary and bonus expense (Matthew Mitchell)	$4,200,000
Salary expense (Lori Mitchell)	1,700,000
Due to owner, including interest (Matthew Mitchell)	780,902
Consulting income (Complete Tower Sources, Inc.)	1,770,857
Accounts receivable (Complete Tower Sources, Inc.)	873,407
Rent expense (CSF, LLC)	14,536

6.                                       Operating Leases

The Company currently leases two office spaces. One has a monthly payment of $3,000 which expires on September 30, 2008. The other has a monthly payment of $617 which expires on March 31, 2006.

Future minimum lease payments are as follows:

Year Ended December 31	Amount
2006	$37,851
2007	36,000
2008	7,000
Total	$100,851

7.                                       Provision for Income Taxes

Federal and state income taxes are as follows at December 31, 2005:

Income Tax Expense:
Current income taxes	$45,201
Deferred income tax (benefit)	(13,373)
Provision for income taxes	$31,828

Deferred income tax results from timing differences in the recognition of depreciation for tax cost recovery and financial reporting and the change from cash basis to accrual for income tax purposes. The Company has applied the liability method in computing the deferred income tax, using applicable tax rates.

8.                                       Subsequent Event

The Company’s shareholder is negotiating a sale of the Company’s stock with a third party. The transaction is expected to be completed in March or April 2006.

9.                                       Risk Management

The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions and natural disasters for which the Company carries commercial insurance. There have been no significant reductions in coverage from the prior year and settlements have not exceeded coverage in the past years.

10.                                 Prior Period Adjustment

The total prior period adjustment of $126,841 decreasing retained earnings consists of the following components. Retained earnings has been adjusted for 2004 federal and state income taxes not properly accrued at December 31, 2004 in the amount of $59,751. Additionally, the deferred tax liability did not include a provision for a change in accounting method requiring the Company to change from cash to accrual reporting for tax purposes. At December 31, 2004 the deferred tax liability was understated by $67,090.

MITCHELL SITE ACQUISITION, INC.
Financial Report
Year Ended December 31, 2004

The Stockholder
Mitchell Site Acquisition, Inc.
Lafayette, Louisiana

We have audited the accompanying balance sheet of Mitchell Site Acquisition, Inc. as of December 31, 2004, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of Mitchell Site Acquisition, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mitchell Site Acquisition, Inc. as of December 31, 2004, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KOLDER, CHAMPAGNE, SLAVEN & COMPANY, LLC
Lafayette, Louisiana
July 29, 2005

MITCHELL SITE ACQUISITION, INC.
Balance Sheet
December 31, 2004

ASSETS
Current Assets:
Cash	$472,014
Investments	14,803
Accounts Receivable	29,451
Advances	257,500
Prepaid taxes and expenses	18,575
Total current assets	$802,343
Property and Equipment:
Office equipment and furniture	51,899
Vehicles	108,171
160,070
Less: accumulated depreciation	(38,708)
Property and equipment—net	121,362
TOTAL ASSETS	$923,705
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$88,461
Payroll taxes payable	200,150
Due to employee	8,538
Current portion of notes payable	2,102
Total current liabilities	299,251
Long-term liabilities:
Notes payable	9,906
Deferred income taxes	17,783
Total long-term liabilitiesVehicles	27,689
TOTAL LIABILITIES	326,940
Stockholders’ Equity:
Capital stock, no par—1,000 shares authorized	34,441
Retained earnings	562,324
Total stockholders’ equity	596,765
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$923,705

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Income
For the Year Ended December 31, 2004

Operating Revenues:
Consulting income	$7,731,685
Recovery of bad debt	9,000
Total operating revenues	7,740,685
Operating Expenses:
Advertising	5,115
Auto expenses	3,909
Contract labor	2,464,265
Travel and entertainment	15,177
Meals	9,938
Insurance	14,395
Office Expense	10,133
Postage & freight	6,168
Bank charges	2,500
Officer salary	3,635,000
Professional fees	16,143
Site fees	212,714
Rent	15,178
Repairs and maintenance	3,696
Equipment rental	672
Depreciation	23,061
Gifts	1,100
Dues & subscriptions	905
Tax expense	97,410
Bad debt	5,576
Charity	100
Licenses & permits	725
Utilities & telephone	16,918
Total operating expenses	7,845,798
Net income (loss) from operations	(105,113)
Other Income (Expense):
Interest Income	8,252
Interest Expense	(2,216)
Other Income	505
Gain on sale of fixed assets	19,913
Total other incomeVehicles	26,454
Net income (loss) before income taxes	(78,659)
Deferred income tax expense (benefit)	(127,717)
Net Income	$49,058

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2004

	Common Stock	Retained Earnings	Total Stockholders’ Equity
Balance, December 31, 2003	$34,441	$513,266	$ 547,707
Net Income	—	49,058	49,058
Distribution to stockholders	—	—	—
Balance, December 31, 2004	$34,441	$562,324	$ 596,765

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Statement of Cash Flows
For the Year Ended December 31, 2004

Cash Flows Provided By (Used In) Operating Activities:
Net Income (loss)	$49,058
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax (benefit)	(127,717)
Depreciation	23,061
Gain on sale of assets	(19,913)
Changes in current assets and liabilities:
Accounts receivables	540,846
Due from stockholder	9,538
Advances	(267,500)
Investments	(114)
Prepaid expenses	(12,471)
Accounts payable	65,700
Due to employee	8,538
Other accrued expenses	93,289
Net cash flows provided by operating activities	362,315
Cash Flows Provided By (Used In) Investing Activities:
Purchase of property and equipment	(124,556)
Proceeds from sale of assets	40,037
Net cash flows used in investing activities	(84,519)
Cash Flows Provided By (Used In) Financing Activities:
Net decrease in notes payable	(11,819)
Increase in cash	265,977
Cash, beginning of year	206,037
Cash, end of year	$472,014
Supplemental information:
Income taxes paid	$—
Interest paid	$2,216

The accompanying notes are an integral part of these financial statements.

MITCHELL SITE ACQUISITION, INC.
Notes to Financial Statements

1.                                       Organization and Business Activity

Mitchell Site Acquisition, Inc. (the “Company”) was incorporated in the State of Louisiana in August 1998. The Company is engaged in a single industry-site acquisition, zoning, permitting, and project management in the telecommunications industry principally in the state of Louisiana.

2.                                       Summary of Significant Accounting Policies

A.                                   Accounts Receivable

Receivables are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis, although receivables do not bear interest, a finance charge may be applied to such receivables that are past due. Receivables are charged to bad debt expense as they are deemed uncollectible based upon a periodic review of the accounts. At December 31, 2004 no allowance for uncollectible accounts was considered necessary. One company, Tower Engineering, made up 78% of the Company’s receivables as of December 31, 2004.

B.                                     Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated over the estimated useful lives using the straight-line method. Estimated useful lives of the assets are generally from five to ten years. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

C.                                     Cash and Cash Equivalents

All cash and cash equivalents which include investments with original maturities of three months or less are considered cash and cash equivalents for purposes of the statement of cash flows.

D.                                    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

E.                                      Advertising

The Company charges the costs of nondirect-response advertising to expense as incurred.

F.                                      Concentration of Credit Risk

The Company maintains two cash accounts at one commercial bank. The bank balances are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. As of December 31, 2004 the Company exceeded the FDIC limit by $444,636.

G.            Deferred Income Taxes (Benefit)

For income tax reporting, the Company uses accounting methods that result in different amounts than what is recognized for GAAP financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes will have to be recorded for the excess, which will be taxable in future periods through reduced depreciation deductions for tax purposes. Either deferred income taxes or benefit will have to be recorded for the difference between cash basis used for income tax reporting and accrual basis used for GAAP financial statement reporting.

3.                                       Long-term Debt

Ford Motor Credit, $12,312 note dated October 22, 2004, maturity date October 1, 2009, monthly payments of $253 including interest of 8.49%, secured by 2004 Ford Taurus (paid in full in March 2005)	12,008
Less: current maturities included in current liabilities	2,102
Maturities included in long-term liabilities	$9,906

Maturities of long-term debt are as follows:

Year Ended December 31	Total
2005	$2,102
2006	2,287
2007	2,489
2008	2,709
2009	2,421
$12,008

4.                                       Major Customers

Revenue from customers for the year ended December 31, 2004, which amounts to 10% or more of the Company’s total revenues are as follows:

	Amount	% of Total Revenue
Karne Manfre Roth / Cingular Wireless	$3,502,115	45.31%
Wayne Kent / Cingular Wireless	3,653,575	47.27%

5.                                       Related Party Transactions

At December 31, 2004, the Company’s related parties, along with a description of their relationship to the Company, are as follows:  Matthew Mitchell, 100% owner of the Company; Lori Mitchell, spouse of Matthew Mitchell; and Complete Tower Sources, Inc., 100% owned by Lori Mitchell.

At December 31, 2004 the related party transaction are as follows:

Salary and bonus expense (Matthew Mitchell)	$3,635,000
Salary expense (Lori Mitchell)	1,285,000
Due to employee (Lori Mitchell)	8,538
Consulting income (Complete Tower Sources, Inc.)	325,660
Advance (Matthew Mitchell)	250,000

6.                                       Operating Leases

The Company currently leases two office spaces. Both have terms of twelve months. One has a monthly payment of $950 and expires on November 30, 2005. The other has a monthly payment of $617 which expires on March 31, 2006.

Future minimum lease payments are as follows:

Year Ended December 31	Total
2005	$18,804
2006	1,851
Total	$20,655

7.                                       Provision for Income Taxes

Federal and state income taxes are as follows at December 31, 2004:

Income Tax Expense:
Current income taxes	$—
Deferred income tax (benefit)	(127,717)
Provision for income taxes	$(127,717)

Deferred income tax (benefit) results from timing differences in the recognition of depreciation for tax cost recovery and financial reporting and the change from cash basis to accrual for income tax purposes. The Company has applied the liability method in computing the deferred income tax, using applicable tax rates.

Mitchell Site Acq., Inc.
Condensed Financial Statements
Nine Months Ended January 31, 2007 and 2006
(Unaudited)

Mitchell Site Acq., Inc.
Condensed Balance Sheet
(Unaudited)

	At January 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,919,196	$2,300,544
Accounts receivables, net of allowance for doubtful accounts	3,161,221	1,154,119
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	—	—
Prepaid expenses	—	—
Other current assets	1,000	274,157
Total current assets	5,081,417	3,728,820
Property and equipment, net of accumulated depreciation and amortization	111,543	122,646
Other assets	—	—
Total assets	$5,192,960	$3,851,466
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,101	$352,844
Accrued expenses	—	—
Accrued acquisition costs	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	—	—
Deferred revenue	—	—
Short-term borrowings:	—	750,000
Current portion of long-term debt:	—	6,261
Total current liabilities	128,101	1,109,105
Long-term debt:	82,864	82,677
Total liabilities	210,965	1,191,782
Stockholders’ equity:
Preferred stock	—	—
Common stock	34,441	34,441
Additional paid-in capital	—	—
Accumulated deficit	4,947,554	2,625,243
Total shareholders’ equity	4,981,995	2,659,684
Total liabilities and shareholders’ equity	$5,192,960	$3,851,466

Mitchell Site Acq., Inc.
Condensed Statements of Income
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Net revenues	$6,680,169	$5,603,659
Cost of revenues	2,173,061	1,354,187
Gross profit	4,507,108	4,249,472
Operating expenses:
General and administrative	1,162,659	5,218,781
Depreciation and amortization	7,792	2,901
Total operating expenses	1,170,450	5,221,682
Income (loss) from operations	3,336,657	(972,210)
Other income (expense):
Interest expense	1,818	38,004
Gain on sale of property and equipment, net	0	277
Other income, net	(22,721)	(1,734,018)
Total other (expense) income	(20,903)	(1,695,737)
Net (loss) earnings	$3,357,560	$723,526

Mitchell Site Acq., Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Cash Flows From Operating Activities:
Net (loss) earnings	$3,357,560	$723,074
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	7,792	2,901
Net change in current assets and liabilities	(1,707,033)	138,300
Net cash provided by (used in) operating activities	1,658,319	864,275
Cash Flows From Investing Activities:
Sale (Acquisition) of property and equipment	(1,572)	3,918
Net cash used in investing activities	(1,572)	3,918
Cash Flows From Financing Activities:
Net proceeds (repayments) on long-term debt:	1,057	27,079
Increase (decrease) in deferred taxes	—	39,917
Net cash provided by financing activities	1,057	66,996
Net increase (decrease) in cash	1,657,803	935,189
Cash and cash equivalents, beginning of period	261,393	1,365,355
Cash and cash equivalents, end of period	$1,919,196	$2,300,544

Notes to Interim Financial Statements (Unaudited)

1.                                       Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Mitchell Site Acq, Inc. (“MSAI”) for the nine months ended January 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2006. Operating results for the nine months ended January 31, 2007 are not necessarily indicative of the results of the Company that may be expected in future periods.

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES
Financial Report
Year Ended October 31, 2006 and October 31, 2005

February 7, 2007

To the Stockholders of
Cotton Holdings 1, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Cotton Holdings 1, Inc. and Subsidiaries as of October 31, 2006 and 2005, and the related consolidated statements of income (loss) and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cotton Holdings 1, Inc. and Subsidiaries as of October 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MELTON & MELTON, L.L.P.

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
October 31, 2006 and 2005

	2006	2005
ASSETS
Current Assets:
Cash	$4,892,303	$—
Accounts receivable	7,366,062	36,210,989
Inventory	109,444	—
Cost and estimated earnings in excess of billings on uncompleted contracts	172,265	162,190
Prepaid expenses and other	253,700	118,970
Total current assets	12,793,774	36,492,149
Property and Equipment	4,308,474	3,520,011
Other Assets	40,037	18,562
TOTAL ASSETS	$17,142,285	$40,030,722
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Lines of credit	$300,000	$800,000
Current maturities of long-term debt	761,760	815,211
Bank overdraft	—	183,847
Accounts payable	2,359,802	13,755,557
Taxes payable	1,772,342	908,098
Accrued liabilities	1,360,832	2,384,322
Billings in excess of costs and estimated earnings on uncompleted contracts	539,441	170,890
Deferred taxes	—	739,899
Total current liabilities	7,094,177	19,757,824
Long-Term Debt, net of current liabilities	1,591,153	1,921,851
Minority Interest	1,888,029	1,756,978
Stockholders’ Equity:
Capital stock, $.01 par value, 1,000 shares authorized, issued, and outstanding	10	10
Retained earnings	6,568,916	16,594,059
	6,568,926	16,594,069
	$17,142,285	$40,030,722

(See Notes to Consolidated Financial Statements)

CONSOLIDATED HOLDINGS 1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS
For the Years Ended October 31, 2006 and 2005

	2006	2005
Sales	$50,572,499	$67,378,308
Cost of Sales	29,781,366	37,256,089
	20,791,133	30,122,219
Operating Expenses:
General and administrative	20,941,971	12,050,904
Depreciation	1,001,693	874,416
Interest	309,672	154,669
	22,253,336	13,079,989
Income (loss) from operations	(1,462,203)	17,042,230
Other Income (Expenses)	371,016	(63,653)
Income (loss) before state income taxes and minority interests	(1,091,187)	16,978,577
State Income Taxes:
Current	777,653	3,603
Deferred	(739,899)	309,494
	37,754	313,097
Income (loss) before minority interest	(1,128,941)	16,665,480
Minority Interest	131,051	1,756,978
Net income (loss)	(1,259,992)	14,908,502
Retained Earnings, beginning of year	16,594,059	1,949,269
Add: Contributions	1,880,000	—
Less: Distributions	(10,645,151)	(263,712)
Retained Earnings, end of year	$6,568,916	$16,594,059

(See Notes to Consolidated Financial Statements)

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended October 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities:
Net Income (loss)	$(1,259,992)	$14,908,502
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,001,693	874,416
Bad debt expense	486,145	702,960
(Gain) loss on sale of assets	(136,598)	87,135
Deferred taxes	(739,899)	309,494
Minority interest	131,051	1,756,978
Transfer of partnership interest as compensation	1,680,000	—
Cash provided by (used for) the change in:
Accounts receivable	28,358,782	(30,476,872)
Inventory	(109,444)	—
Cost and estimated earnings in excess of billings on uncompleted contracts	(10,075)	2,507,615
Prepaid expenses and other	(134,730)	72,880
Other assets	(21,475)	(5,599)
Accounts payable	(11,395,755)	9,203,216
Taxes payable	864,244	3,603
Accrued liabilities	(1,023,490)	1,634,091
Billings in excess of costs and estimated earnings on uncompleted contracts	368,551	170,890
Total adjustments	19,319,000	(13,159,193)
Net cash provided by operating activities	18,059,008	1,749,309
Cash Flows Used for Investing Activities:
Purchase of assets	(862,363)	(583,826)
Net cash used in investing activities	(862,363)	(583,826)
Cash Flows From Financing Activities:
Increase (decrease) in bank overdraft	(183,847)	110,966
Advances on line of credit	625,011	1,730,042
Retirements on line of credit	(1,125,011)	(1,950,042)
Retirements of long-term debt	(1,175,344)	(792,737)
Receipts of contributions from stockholders	200,000	—
Payments of distributions to stockholders	(10,645,151)	(263,712)
Net cash used in financing activities	(12,304,342)	(1,165,483)
Net change in cash	4,892,303	—
Cash, beginning of year	—	—
Cash, end of year	$4,892,303	$—
Supplemental Cash Flow Information:
Cash paid during the year for:
Interest	$219,230	$154,669
Noncash Financing Activities:
Assets acquired through assumption of long-term debt	$791,195	$1,793,954

(See Notes to Consolidated Financial Statements)

COTTON HOLDINGS 1, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2006

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Cotton Holdings 1, Inc. and Subsidiaries (the “Company”) is in the business of fire and water restoration content and structural mold remediation, and disaster management services to both commercial and residential customers located throughout the United States. Services are also provided in foreign countries when requested by its customers.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Cotton Holdings 1, Inc., and its wholly owned and majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the consolidated financial statements.

Accounts Receivable

Accounts receivable are recorded in the consolidated balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts. Receivable balances are charged off in the period in which they are deemed uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer.

Inventory

The Company’s inventory is composed of consumable products used in the fire and water restoration industry and is stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The costs of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.

Depreciation is provided for consolidated financial statement purposes using the straight-line method based on the following estimated useful lives:

Furniture and fixtures	3 - 5 years
Leasehold improvements	10 years
Office equipment	3 - 5 years
Machinery and equipment	5 - 10 years
Transportation equipment	5 years

Revenue and Cost Recognition on Contracts

Contract revenues from time-and-materials contracts are recognized currently as the work is performed. Unbilled receivables on time-and-materials contracts represent earned but unbilled revenues resulting from disaster recovery services and are included in accounts receivable in the accompanying consolidated balance sheet.

Contract revenues from fixed price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to total estimated costs for each contract, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. This method is used because management considers contract costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material, labor, and subcontractor costs and those indirect costs related to contract performance, such as payroll taxes and insurance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed. The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized.

Income Taxes

The Company has elected to be treated as an “S” corporation for federal income tax purposes. Under this election, the earnings and losses of the corporation flow through to the shareholders to be taxed at the individual level rather than the corporate level. Generally, the corporation will not accrue federal income tax. Because of prior earnings before “S” corporation status, the Company is liable for a built-in gains tax. The Company is also responsible for income taxes in several states. A provision for the built-in gains tax and state income taxes has been recorded in the accompanying consolidated financial statements.

Deferred taxes are determined based upon the liability method, in which deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets, liabilities, and carryforwards using enacted tax rates. Valuation allowances are established when necessary to reduce deferred assets to the amount expected to be realized. The principal sources of temporary differences are federal built-in gains taxes and cash-basis reporting for state income tax purposes.

Advertising

The Company charges the costs of advertising to expense as incurred.

NOTE 2—ACCOUNTS RECEIVABLE

Accounts receivable at October 31, 2006 and 2005 consist of the following:

	2006	2005
Trade	$6,687,734	$7,785,110
Unbilled	47,488	28,498,352
Affiliate	968,707	883,245
	7,703,929	37,166,707
Less: Allowance for doubtful accounts	337,867	955,718
	$7,366,062	$36,210,989

NOTE 3—COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

	2006	2005
Costs incurred on contracts in progress	$2,222,843	$173,918
Estimated earnings to date	998,573	55,357
	$3,221,416	$229,275
Less: Billings to date	3,588,592	237,975
	$(367,176)	$(8,700)
Included in the accompanying consolidated balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$172,265	$162,190
Billings in excess of costs and estimated earnings on uncompleted contracts	(539,441)	(170,890)
	$(367,176)	$(8,700)

NOTE 4—PROPERTY AND EQUIPMENT

Property and equipment at October 31, 2006 and 2005 consist of the following:

	2006	2005
Furniture and fixtures	$193,718	$119,660
Leasehold improvements	641,385	285,475
Office equipment	311,305	282,814
Machinery and equipment	1,341,167	803,212
Transportation equipment	4,293,487	4,083,075
	6,781,062	5,574,236
Less: Accumulated Depreciation	2,472,588	2,054,225
	$4,308,474	$3,520,011

NOTE 5—LINES OF CREDIT

The Company’s subsidiaries have three revolving lines of credit available totaling $3,000,000 as of October 31, 2006, which are due on demand. As of October 31, 2006, there is $300,000 outstanding on these lines of credit. Interest is payable monthly at the bank’s variable prime rate (8.25% at October 31, 2006) plus 1%. Borrowings under these credit facilities are collateralized by substantially all assets of the Company and are secured by the guarantees of the stockholders.

As of October 31, 2005, the Company’s subsidiaries had three revolving lines of credit available totaling $3,000,000, which were due on demand. As of October 31, 2005 there was $800,000 outstanding on these lines of credit. Interest is payable monthly at the bank’s variable prime rate (6.75% at October 31, 2005) plus 1%. Borrowings under these credit facilities were collateralized by substantially all assets of the Company and are secured by the guarantees of the stockholders.

Under the terms of these agreements, the Company must maintain certain financial covenants. In addition, the agreements also contain working capital and debt restrictions. As of October 31, 2005, the Company was in compliance with all such covenants.

NOTE 6—LONG-TERM DEBT

Long-term debt at October 31, 2006 and 2005 consisted of the following:

	2006	2005
Notes (89), payable to various financial institutions in monthly installments of $77,100, including interest at various rates ranging between 0.0%—8.25%, maturing at various dates through September 2011, collateralized by property and equipment	$2,352,913	$2,737,052
Less: Current maturities of long-term debt	761,760	815,211
	$1,591,153	$1,921,851

As of October 31, 2006, future maturities of long-term debt are as follows:

For the Year Ended October 31:
2007	$761,760
2008	681,701
2009	691,649
2010	185,449
2011	32,354
$2,352,913

NOTE 7—DEFERRED TAXES

As of October 31, 2005, the deferred taxes consist of the following:

Built-in gains tax	$430,405
Cash-basis reporting—state income taxes	309,494
$739,899

NOTE 8—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has several noncancelable operating leases for office, warehouse facilities, and vehicles. Five of the office and warehouse leases are with affiliate entities related through common ownership (see Note 10). The terms of these operating leases range from two to five years. Rental expense under these operating leases amounted to approximately $1,047,000 and $738,000 for the years ended October 31, 2006 and 2005, respectively.

Minimum required future rental payments under these operating leases as of October 31, 2006 are approximately as follows:

For the Year Ended October 31:
2007	$1,601,000
2008	1,475,000
2009	1,351,000
2010	1,142,000
2011	820,000
$6,389,000

Profit Sharing Plan

The Company has a 401(k) profit sharing plan (the “Plan”) covering substantially all employees. Eligible participants may contribute a portion of their annual compensation to the Plan, not to exceed the Internal Revenue Service limit. The Company may make discretionary contributions to the plan on an annual basis. There were no discretionary contributions made to the plan for the years ended October 31, 2006 and 2005.

NOTE 9—CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk are limited to cash and accounts receivable. The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant risk on cash accounts.

The Company grants credit primarily to commercial customers throughout the United States. These customers rely, in large part, on insurance claims and the federal government to pay for the services provided by the Company. As such, these claims are subject to contractual adjustments, with the remaining balance to be paid by the customer.

The Company derives a large portion of its revenues from catastrophic events, mainly from hurricanes and tropical storms. For the years ended October 31, 2006 and 2005, approximately 13% and 51%, respectively, of the Company’s revenues were generated from these storm-related events.

NOTE 10—RELATED PARTY TRANSACTIONS

During the years ended October 31, 2006 and 2005, the Company engaged in the following transactions with related parties:

Related Party	Nature of Transaction	2006	2005
Partnerships with common ownership	Office and warehouse leases (5)	$669,000	$547,000

NOTE 11—LITIGATION AND CLAIMS

The Company is involved in litigation which arises in the ordinary course of business. In management’s opinion, the outcome of any such litigation will not materially affect the Company’s financial condition.

NOTE 12—TRANSFER OF PARTNERSHIP INTEREST

On October 1, 2006, the Company transferred 7.5% of its limited partnership interest in Cotton Commercial USA, LP to Blake Stansell (a 10% Limited Partner) in accordance with his employment agreement. The 7.5% limited partnership interest was valued at $1,680,000 and is recognized as compensation expense and contributed capital in the accompanying consolidated statement of income (loss) and retained earnings.

NOTE 13—PURCHASE AGREEMENT

On July 10, 2006, the stockholders of the Company entered into a letter of intent with Charys Holding Company, Inc. (a Delaware corporation), whereby Charys Holding Company, Inc. will purchase all the outstanding shares of common stock in the Company. A purchase agreement was entered into on September 1, 2006 and was amended and restated on December 8, 2006. On December 8, 2006, Charys Holding Company, Inc. purchased 40% of the outstanding shares in the Company. The agreement also has provisions for Charys Holding Company, Inc. to purchase the remaining 60% Outstanding shares in the Company within 90 days of the effective date of the agreement, which is expected to be fully consummated by approximately March 8, 2007. The transaction is broken down as follows:

Cotton Commercial USA, LP Ownership	Before	After
Cotton Holdings 1, Inc.	77.5%	77.5%
Blake Stansell	17.5%	10.5%
Chad Weigman	5.0%	3.0%
C&B/Cotton Holdings, Inc.*	0.0%	9.0%

Cotton Holdings 1, Inc. Ownership	Before	After
Pete Bell	43.5%	26.1%
Daryn Ebrecht	43.5%	26.1%
James Scaife	5.0%	3.0%
Randall Thompson	5.0%	3.0%
Bryan Michalsky	3.0%	1.8%
C&B/Cotton Holdings, Inc.*	0.0%	40.0%

Cotton Restoration of Central Texas, LP	Before	After
Russell White	5.0%	3.0%
Johnny Slaughter	5.0%	3.0%
Cotton Holdings 1, Inc.	90.0%	90.0%
C&B/Cotton Holdings, Inc.*	0.0%	4.0%

*                    C&B/Cotton Holdings, Inc. is a wholly owned subsidiary of Charys Holding Company, Inc. which was created for this transaction.

Cotton Company, Inc.
Condensed Financial Statements
Nine Months Ended January 31, 2007 and 2006
(Unaudited)

Cotton Company, Inc.
Condensed Balance Sheet
(Unaudited)

	At January 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,147,923	$8,627,763
Accounts receivables, net of allowance for doubtful accounts	7,893,612	18,630,909
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	—	—
Prepaid expenses	—	—
Other current assets	1,556,646	991,526
Total current assets	11,598,181	28,250,198
Property and equipment, net of accumulated depreciation	3,811,634	3,822,010
and amortization	3,811,634	3,822,010
Other assets	—	—
Total assets	$15,409,815	$32,072,208
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,312,840	$7,790,670
Accrued expenses	339,325	379,104
Accrued acquisition costs	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	533,052	—
Deferred revenue	—	—
Short-term borrowings:	100,000	100,000
Current portion of long-term debt:	554,658	176,208
Total current liabilities	5,839,875	8,445,982
Long-term debt:	1,252,030	2,520,249
Total liabilities	7,091,905	10,966,231
Stockholders’ equity:
Preferred stock	—	—
Common stock	(90,443)	—
Additional paid-in capital	—	—
Accumulated deficit	8,408,353	21,105,977
Total shareholders’ equity	8,317,910	21,105,977
Total liabilities and shareholders’ equity	$15,409,815	$32,072,208

Cotton Company, Inc.
Condensed Statements of Income
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Net revenues	$29,489,384	$74,183,710
Cost of revenues	19,961,343	38,260,596
Gross profit	9,528,041	35,923,114
Operating expenses:
General and administrative	13,703,645	13,919,137
Depreciation and amortization	499,109	563,551
Total operating expenses	14,202,754	14,482,688
Income (loss) from operations	(4,674,713)	21,440,426
Other income (expense):
Interest expense	21,966	127,005
Gain on sale of property and equipment, net
Other income, net	648,793	668,698
Total other (expense) income	670,759	795,703
Net (loss) earnings	$(5,345,472)	$20,644,723

Cotton Company, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended January 31,
	2007	2006
Cash Flows From Operating Activities:
Net (loss) earnings	$(5,345,472)	$20,644,723
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	499,109	563,551
Net change in current assets and liabilities	2,904,373	(10,665,795)
Net cash provided by (used in) operating activities	(1,941,990)	10,542,479
Cash Flows From Investing Activities:
Sale (Acquisition) of property and equipment	51,383	(1,328,179)
Net cash used in investing activities	51,383	(1,328,179)
Cash Flows From Financing Activities:
Net proceeds (repayments) on long-term debt:	(1,294,681)	(27,876)
	(4,801,885)	(1,368,450)
Net cash provided by financing activities	(6,096,566)	(1,396,326)
Net increase (decrease) in cash	(7,987,174)	7,817,974
Cash and cash equivalents, beginning of period	10,135,098	809,789
Cash and cash equivalents, end of period	$2,147,924	$8,627,763

Notes to Interim Financial Statements (Unaudited)

1.                 Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Cotton Company Inc. (“Cotton”) for the nine months ended January 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended October 31, 2006. Operating results for the nine months ended January 31, 2007 are not necessarily indicative of the results of the Company that may be expected in future periods.

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION
JANUARY 31, 2007

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Consolidated Balance Sheet
January 31, 2007
(Unaudited)

	Charys Holding Company, Inc.	Complete Tower Sources, Inc.	Adjustments	Mitchell Site Acq., Inc.	Adjustments	Cotton Companies	Adjustments	Consolidated Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$919,894	$5,938,814	—	$1,919,196	—	$2,147,923	—	$10,925,828
Accounts receivables, net of allowance for doubtful accounts	49,310,279	10,586,289	—	3,161,221	—	7,893,612	—	70,951,401
Costs and estimated earnings in excess of billings on uncompleted contracts, net of contract loss provision	3,283,366	916,373	—	—	—	—	—	4,199,739
Prepaid expenses	1,878,244	—	—	1,000	—	—	—	1,879,244
Other current assets	3,969,301	467,423	—	—	—	1,556,645	—	5,993,369
Total current assets	59,361,084	17,908,899	—	5,081,417	—	11,598,181	—	93,949,581
Property and equipment, net of accumulated depreciation and amortization	15,306,308	2,527,190	—	111,543	—	3,811,634	—	21,756,675
Other assets:
Goodwill	208,646,779		62,814,437		22,518,481		57,532,747	351,512,444
Amortizable intangible assets, net of accumulated amortization	11,076,963		3,997,085		499,632		—	15,573,680
Financing costs, net of accumulation amortization	130,352,187							130,352,187
Acquisition costs	11,100,467							11,100,467
Minority Interests	3,103,164							3,103,164
Other non-current assets	403,162							403,162
Total other assets	364,682,722	—	66,811,522	—	23,018,113		57,532,747	512,045,104
Total Assets	$439,350,114	$20,436,089	$66,811,522	$5,192,960	$23,018,113	$15,409,815	$57,532,747	$627,751,360

Charys Holding Company, Inc. and Subsidiaries
Pro Forma Combined Condensed Consolidated Balance Sheet (Continued)
January 31, 2007
(Unaudited)

	Charys Holding Company, Inc.	Complete Tower Sources, Inc.	Adjustments	Mitchell Site Acq., Inc.	Adjustments	Cotton Companies	Adjustments	Consolidated Pro Forma
LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Accounts payable	$28,760,369	$2,361,928		$128,101		$4,312,840	—	$35,563,237
Accrued expenses	15,539,810					339,325	—	15,879,135
Accrued acquisition costs	2,370,376		500,000		500,000	—	500,000	3,870,376
Billings in excess of costs and est. earnings on uncompleted contracts	893,748	62,500				533,052	—	1,489,300
Deferred revenue	1,738,182					—	—	1,738,182
Short-term borrowings:
Unrelated parties	15,283,154					100,000	—	15,383,154
Related parties	31,699,950					—	—	31,699,950
Current portion of long-term debt:
Unrelated parties	985,793					554,658	—	1,540,451
Related parties	478,587							478,587
Total current liabilities	97,749,969	2,424,428	500,000	128,101	500,000	5,839,875	500,000	107,642,372
Long-term debt:
Unrelated parties	33,741,386	2,876,574	57,459,524	82,864	19,390,476	1,252,030	44,254,406	159,057,260
Related parties	48,021,799		19,990,000		7,610,000		5,100,000	80,721,799
Mandatory redeemable preferred stock-Series D; $0.001 par value; 1,300 shares authorized, issued and outstanding	13,000,000							13,000,000
Total liabilities	192,513,154	5,301,002	77,949,524	210,965	27,500,476	7,091,905	49,854,406	360,421,432
Stockholders’ equity:
Preferred stock; $0.001 par value; 5,000,000 shares authorized, 1,500,000 shares issued and outstanding:
Series A	1,000							1,000
Series C	500							500
Common stock; $0.001 par value; 3,000,000 shares authorized, 38,807,457 shares issued and outstanding	38,807	10,000	(10,000)	34,441	(34,441)	(90,442)	90,442	38,807
Additional paid-in capital	320,736,778		3,997,085		499,632		15,996,252	341,229,747
Accumulated deficit	(73,940,125)	15,125,087	(15,125,087)	4,947,554	(4,947,554)	8,408,353	(8,408,353)	(73,940,126)
Total shareholders’ equity	246,836,960	15,135,087	(11,138,002)	4,981,995	(4,482,363)	8,317,910	7,678,341	267,329,928
Total liabilities and shareholders’ equity	$439,350,114	$20,436,089	$66,811,522	$5,192,960	$23,018,113	$15,409,815	$57,532,747	$627,751,360

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET

Represents effects of the excess of purchase price over net assets acquired, as follows:

(A)         Complete Tower Sources, Inc.

Consideration paid	$57,459,524
Promissory note to Seller	19,990,000
Additional acquisition liability to Seller	0
Accrued acquisition costs	500,000
Shares issued	3,997,085
Total purchase price	81,946,609
Net assets acquired, excluding debt assumed	15,135,087
Debt assumed	0
Net assets acquired	15,135,087
Excess of purchase price over net assets acquired	66,811,522
Estimated allocation of excess purchase price to amortizable intangible assets	0
Goodwill	$62,814,437

(B)           Mitchell Site Acq, Inc.

Consideration paid	$19,390,476
Promissory note to Seller	7,610,000
Additional acquisition liability to Seller	0
Accrued acquisition costs	500,000
Shares issued to consultants	499,632
Total purchase price	28,000,108
Net assets acquired, excluding debt assumed	4,981,995
Debt assumed	0
Net assets acquired	4,981,995
Excess of purchase price over net assets acquired	23,018,113
Estimated allocation of excess purchase price to amortizable intangible assets	499,632
Goodwill	$23,018,481

(C)           Cotton Holdings, Inc.

Consideration paid	$44,254,406
Promissory note to Seller	5,100,000
Additional acquisition liability to Seller	0
Accrued acquisition costs	500,000
Shares issued to consultants	15,996,252
Total purchase price	65,850,658
Net assets acquired, excluding debt assumed	10,224,598
Debt assumed	(1,906,688)
Net assets acquired	8,317,910
Excess of purchase price over net assets acquired	57,532,748
Estimated allocation of excess purchase price to amortizable intangible assets	0
Goodwill	$57,532,748

The extent to which the excess purchase price over the net assets acquired may represent acquired amortizable intangible assets cannot be reasonably determined by the Company at this time. Thus, no allocation of any excess purchase price to amortizable intangible assets has been made in the accompanying pro forma information. The Company will obtain an independent valuation to determine the existence of amortizable intangible asset value and carrying life, and make adjustments to these allocations as necessary based on the results of that valuation. The results of that valuation, in terms of intangible asset amortization expense, could have a material effect on the 2007 pro forma results of operations.

CHARYS HOLDING COMPANY, INC AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE NINE MONTHS ENDED JANUARY 31, 2007
($ IN THOUSANDS)

	B				C,D
	Charys Holding Company, Inc.	Mitchell Site Acquisition, Inc.	Complete Tower Sources, Inc.	Consolidated Cotton Companies	Adjustments	Combined
Net revenues	$61,224	$7,920	$27,451	$39,700		$136,295
Cost of revenues	48,858	2,529	15,549	21,438	$(2,500)	85,874
General and administrative	19,931	547	1,753	8,573	(5,162)	25,642
Depreciation and amortization	5,807	16	1,380	499	(5)	7,697
Total costs and expenses	74,596	3,092	18,682	30,510	(7,667)	119,213
Operating (loss) income	(13,372)	4,828	8,769	9,190	7,667	17,082
Other income (expense)	(53,863)	(1,377)	(3,800)	(2,259)	50,908	(10,381)
(Loss) income before income tax provision	(67,235)	3,451	4,969	6,931	55,575	6,701
Income tax provision	—	—	—	—		—
Income from discontinued operations, net of income taxes	—	—	—	—		—
Net (loss) earnings	$(67,235)	$3,451	$4,969	$6,931	$58,575	$6,701

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

A.                                    Basis of Presentation

Effective on March 1, 2007, Charys Holding Company, Inc. (“Charys” or the “Company”) completed the acquisition of all issued and outstanding shares of capital stock of CTSI, MSAI and Cotton.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of the Company, CTSI, MSAI, and Cotton and has been prepared to reflect the Company’s acquisition of CTSI, MSAI, and Cotton as of May 1, 2006. The unaudited combined condensed pro forma statements of operations are based on the Company’s historical statements of operations and the financial statements of CTSI, MSAI and Cotton, and combines the Company’s results of operations and CTSI, MSAI and Cotton for the nine months ended January 31, 2007 and the nine months ended January 31, 2006, as if the acquisition occurred on May 1, 2006. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto, and the financial statements of CTSI, MSAI and Cotton which are included elsewhere in this report.

B.                                    Assumes we owned and operated the following companies for the entire six months:

Personnel Resources of Georgia, Inc.	C&B
Method IQ	Digital Communications Services, Inc.
CCI Telecom	Ayin Tower Management
Viasys	Ayin Holdings
LFC

C.                                    Elimination of holding company expenses. These expenses relate to the acquisition of certain of our subsidiaries.

D.                                    Reconciliation of Adjustments:

	Holding Company Cost	Nonrecurring Charges	Total Adjustments
Cost of revenues	$—	$2,500	$2,500
Selling, general and administrative	5,162	—	5,162
Depreciation and amortization	5	—	5
Other (income) expense	33,750	—	33,750
Loss on impairment of goodwill	—	17,158	17,158
Net earnings (loss)	$38,917	$19,658	$58,575

In the second quarter, we performed the annual test of impairment of the goodwill of Method IQ. As of October 31, 2006, it was determined that the carrying value of the goodwill of Method IQ and Viasys exceeded the enterprise value of the implied goodwill utilizing the income approach of discounted cash flows. The discounted cash flows calculations were made utilizing various assumptions and estimates regarding future revenue and expenses, cash flow and discount rates. Based upon our analysis, a goodwill impairment loss of $2,258,605 is being recorded as of October 31, 2006 for Method IQ and $14,899,162 for Viasys. Also, for Viasys, we eliminated $2.5 million for charges against contracts entered into before acquisition. These charges could not be charged toward goodwill due to the impairment of goodwill realized in the second quarter.

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED APRIL 30, 2006

($ IN THOUSANDS)

	B	C	C
	Charys Holding Company, Inc. Twelve Months Ended 4/30/06	Mitchell Site Acquisition, Inc. Twelve Months Ended 4/30/06	Complete Tower Sources, Inc. Twelve Months Ended 4/30/06	Consolidated Cotton Companies Twelve Months Ended 4/30/06	Adjustments		Combined
Net revenues	$309,562	$8,917	$41,083	$79,076			$443,638
Cost of revenues	218,048	1,696	22,827	43,022			285,593
General and administrative	42,679	6,855	14,048	16,008	$(14,016	)D	65,574
Depreciation and amortization	3,499	38	524	683			4,744
Total costs and expenses	264,226	8,589	37,399	59,713	(14,016)		355,911
Operating (loss) income	45,336	328	8,684	19,363	14,016		87,727
Other income (expense)	(1,665)	(1,754)	(205)	—			(3,624)
(Loss) income before income tax provision	43,671	(1,426)	8,479	19,363	14,016		84,103
Income tax provision	—
Income from discontinued operations, net of income taxes	198						198
Net (loss) earnings	$43,869	$(1,426)	$8,479	$19,363	$14,016		$84,301

CHARYS HOLDING COMPANY, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

A.               Basis of Presentation

Effective on March 1, 2007, Charys Holding Company, Inc. (“Charys” or the “Company”) completed the acquisition of all issued and outstanding shares of capital stock of CTSI, MSAI and Cotton.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The pro forma combined condensed balance sheet is based on the historical balance sheets of the Company CTSI, MSAI, and Cotton and has been prepared to reflect the Company’s acquisition of CTSI, MSAI, and Cotton as of May 1, 2005. The unaudited combined condensed pro forma statements of operations are based on the Company’s historical statements of operations and the financial statements of CTSI, MSAI and Cotton, and combines the Company’s results of operations and CTSI, MSAI for the twelve months ended December 31, 2006. These pro forma combined condensed financial statements should be read in conjunction with the Company’s historical financial statements and notes thereto, and the financial statements of CTSI, MSAI and Cotton which are included elsewhere in this report.

B.               Assumes we owned and operated the following companies for the entire twelve months:

Personnel Resources of Georgia, Inc.	C&B
Method IQ	Digital Communications Services, Inc.
CCI Telecom	Ayin Tower Management
Viasys	Ayin Holdings
LFC

C.               The April 30, 2006 results are unaudited.

D.               Elimination of salaries and bonuses for Lori Mitchell, Matthew Mitchell, Carroll Castille and senior management.

	Mitchell Site Acquisition, Inc.	Complete Tower Sources, Inc.	Total Adjustments
Selling, general and administrative	$5,900	$8,116	$14,016